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                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement No. 33-36754 of BJ Services Company on Form S-8, in Registration Statement No. 33-52506 of BJ Services Company on Form S-8, in Registration Statement No. 33-62098 of BJ Services Company on Form S-8, in Registration Statement No. 33-58637 of BJ Services Company on Form S-8, in Registration Statement No. 33-36789 of BJ Services Company on Form S-8 and in Registration Statement No. 33-58017 of BJ Services Company on Form S-4 of our report dated November 24, 1998 appearing in this Annual Report on Form 10-K of BJ Services Company for the year ended September 30, 1998.

DELOITTE & TOUCHE LLP
Houston, Texas
December 21, 1998